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                                                                  Exhibit 3.1.2




                             CERTIFICATE OF MERGER


(1)      CONSTITUENT CORPORATIONS:           North American Datacom, Inc.
                                             (A Delaware Corporation)

                                             Pierce International, Inc.
                                             (A Colorado Corporation)

(2) An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with
Section 252(c) of the Delaware Corporation Law.

(3)      SURVIVING CORPORATION:              North American Datacom, Inc.
                                             (A Delaware Corporation)

(4) The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

(5) The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation. The address of the Surviving Corporation is:

                          North American Datacom, Inc.
                                  P.O. Box 37
                            Iuka, Mississippi 38852

(6) A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

(7)      AUTHORIZED CAPITAL STOCK OF         Pierce International, Inc. (a
         EACH CONSTITUENT CORPORATION        Colorado corpora- tion), prior to
         TO THE MERGER WHICH IS NOT A        the merger, had an authorized
         DELAWARE CORPORATION:               capital of 30,000,000 shares of
                                             Common Stock, no par value, and
                                             400,000 shares of Preferred Stock,
                                             no par value.


DATED:  March 20, 2000

                                             NORTH AMERICAN DATACOM, INC.
                                             (A Delaware Corporation)

                                             By:
                                                -------------------------------
                                                     Robert Crawford, President




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                                              PIERCE INTERNATIONAL, INC.
                                              (A Colorado Corporation)

                                              By:
                                                -------------------------------
                                                     Robert Crawford, President



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